Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for the CONMED Corporation 1999 Long-Term Incentive Plan of our report dated February 9, 1999, which appears on page F-1 of the CONMED Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.


PRICEWATERHOUSECOOPERS LLP
Syracuse, New York
May 18, 1999